Exhibit 99.1

WEBER INC. REPORTS FISCAL FIRST-QUARTER 2022 FINANCIAL RESULTS
Strong Consumer Demand Sustains During Off-Season
Proactive Management of Operating Environment Challenges Continues
Executing on Profitable, Long-Term Growth Drivers Successfully

PALATINE, Ill., February 14, 2022 - Weber Inc. (“Weber” or “the Company”) (NYSE: WEBR) today announced its financial results for the fiscal first quarter 2022, ending December 31, 2021.
Weber reports its financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and as adjusted on a non-GAAP basis. Please see “Non-GAAP Financial Measures,” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures.
For the quarter, Weber generated net sales of $283 million, gross profit of $64 million, a net loss of $75 million, and an Adjusted EBITDA loss of $36 million.
“While our first quarter typically reflects lower volume off-season, we saw sustained high consumer demand for our products globally,” said Chris Scherzinger, Chief Executive Officer of Weber. “Like many organizations, our results were affected by acute supply chain challenges and dramatic inflationary headwinds in raw materials, inbound freight, and foreign exchange dynamics. However, Weber has a remarkable history of resilience in challenging economic periods like these, and we continue to take decisive productivity and pricing actions to mitigate these headwinds with agility and a category leadership mindset.”
“Importantly, we continue to gain momentum against our five key strategies for long-term profitable growth,” added Mr. Scherzinger. I am particularly excited by our continual stream of product innovation, with a range of breakthrough new products recently introduced for the 2022 season. I am also confident that our growing direct-to-consumer and e-commerce engine, our emerging markets investments, and our unique US and European manufacturing footprint give us substantial means to drive profitable growth and navigate through the current inflationary environment.”
FOR THE THREE MONTHS ENDED DECEMBER 31, 2021
•Net sales decreased 8%, to $283 million, from $309 million in the prior-year quarter; on a two-year stack basis, net sales increased 75%.
•Net sales decreased 13% in the Americas, to $156 million, from $179 million in the prior-year quarter, EMEA net sales decreased 4%, to $63 million, from $66 million in the prior-year quarter, and APAC was flat at $64 million. On a two-year stack basis, net sales increased 67% in the Americas; 126% for EMEA, and 57% for APAC.
•Gross profit decreased 53% to $64 million, or 22.6% of net sales, compared to $135 million or 43.6% of net sales in the prior year. Gross profit was significantly impacted by inbound freight costs associated with unprecedented container shipping costs and availability, and generational raw material commodity cost inflation.
•Net loss of $75 million compared to net income of $5 million in the prior-year quarter. Adjusted net loss was $46 million compared to adjusted net income of $13 million in the prior-year quarter.
•Adjusted EBITDA of $(36) million compared to Adjusted EBITDA of $38 million in the prior-year quarter was driven by supply chain and inflation pressures noted above and unfavorable foreign exchange rate movement, as well as a return to more normalized retailer inventories and order patterns typical to outdoor-cooking seasonality timing.

As of December 31, 2021, Weber had cash and cash equivalents of $46 million and $132 million of available borrowing capacity under the revolving credit facility. Total debt at the end of the quarter was $1.18 billion, and the average net debt to Adjusted EBITDA ratio was 4.2 times and is compliant with its credit agreement.
As announced on February 3, 2022, the Weber Board of Directors declared a cash dividend of $0.04 per share, payable in cash, on March 18, 2022, to holders of its Class A Common Stock as of the close of business on March 8, 2022.
UPDATED FISCAL YEAR 2022 GUIDANCE
For the fiscal year ended September 30, 2022, the Company expects:
•Net sales growth to be in the range of 6% to 8% above 2021 fiscal year end, excluding a 1% to 2% forecasted negative impact from foreign currency translation
•Adjusted EBITDA to be between $275 million and $325 million in view of the unprecedented cost challenges.
Weber provides net sales guidance on a GAAP basis and Adjusted EBITDA on a non-GAAP basis and does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because other deductions (such as litigation and other matters) used to calculate projected net income (loss) can vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty that all deductions and additions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected net income (loss) being materially more or less than projected Adjusted EBITDA (non-GAAP). These statements represent forward-looking information and represent a financial outlook, and actual results may vary from the estimates provided here.
FISCAL Q1 2022 INVESTOR CONFERENCE CALL
A conference call to discuss these fiscal first quarter 2022 financial results is scheduled for today, February 14, 2022, at 7:30 a.m. Central Time. Investors and analysts are invited to dial 844-200-6205 (international callers, please dial 929-526-1599) approximately 10 minutes before the start of the call. Please reference Conference ID 640895 when prompted. A live webcast of the conference call and supporting materials will be available on the Weber investor relations website, https://investors.weber.com. In addition, a replay and transcript of the webcast will be posted to the same website once available.
ABOUT WEBER INC.
Weber Inc. headquartered in Palatine, Ill., is the world’s leading barbecue brand. The Company’s founder George Stephen, Sr., established the outdoor cooking category when he invented the original kettle charcoal grill nearly 70 years ago. Weber offers a comprehensive, innovative product portfolio, including charcoal, gas, pellet and electric grills, smokers, and accessories designed to help outdoor cooking enthusiasts discover what’s possible. In 2021, the Company acquired June Life Inc., a smart appliance and technology company, to accelerate the development of its Weber Connect® technology and digital products. In addition, Weber recently launched 1952 Ventures, a subsidiary designed to accelerate new growth platforms and brand extensions for the Company in the areas of product, technologies, and partnerships. Weber offers its barbecue grills and accessories, services, and experiences to a passionate community of millions across 78 countries.
Weber Connect® is a registered trademark of Weber-Stephen Products LLC.
NON-GAAP FINANCIAL MEASURES
This press release contains certain financial measures not presented in accordance with GAAP, including Adjusted EBITDA and Adjusted Net Income (Loss), which are used by management in making operating decisions, allocating financial resources, and internal planning and forecasting and for business strategy purposes. Adjusted EBITDA and Adjusted Net Income (Loss) are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. The use of non-GAAP financial information should not be considered as an alternative to, or more meaningful than, the comparable GAAP measures. In addition, because our non-GAAP measures are not determined in accordance with GAAP, it is susceptible to differing calculations, and not all comparable or peer companies may calculate their non-GAAP measures in the same manner.
Management believes that such measures are commonly reported by issuers and widely used by investors as indicators of a company’s operating performance. Please refer to the reconciliations of Adjusted EBITDA and Adjusted Net Income (Loss) to the most directly comparable financial measures prepared in accordance with GAAP below.
FORWARD-LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Weber’s expectations or beliefs concerning future events. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,”“should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, for the year ended September 30, 2021.
Our future results could be affected by a variety of other factors, including uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential travel restrictions of the COVID-19 outbreak, the current, and uncertain future, impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity, risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions, the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles, the success of productivity improvements and business transitions, commodity and energy prices, transportation costs, labor costs, disruptions or inefficiencies in supply chain, the availability of and interest rates on short-term and long-term financing, the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs, changes in consumer behavior and preferences, the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability, legal and regulatory factors including the impact of any product recalls; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
INVESTOR RELATIONS CONTACT:
Brian Eichenlaub
investors@weber.com
MEDIA CONTACT:
Kristina Peterson-Lohman
media@weber.com

Weber Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except share data)

	December 31, 2021	September 30, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,199	$107,517
Accounts receivable, less allowances (1)	156,392	138,683
Inventories, net	470,519	332,621
Prepaid expenses and other current assets	113,618	68,236
Total current assets	786,728	647,057
Property, equipment and leasehold improvements, net	172,959	162,829
Operating lease right-of-use assets (2)	67,502	66,962
Other long-term assets	57,751	61,454
Trademarks, net	356,975	357,821
Other intangible assets, net	139,793	144,257
Goodwill	109,180	110,612
Total assets	$1,690,888	$1,550,992
Liabilities and equity (deficit)
Current liabilities:
Trade accounts payable	$375,887	$330,669
Accrued expenses (3)	136,365	150,610
Income taxes payable	8,696	4,823
Current portion of long-term debt and other borrowings	173,500	12,500
Current portion of long-term financing obligation	612	592
Total current liabilities	695,060	499,194
Long-term debt, less current portion	982,568	984,818
Long-term financing obligation, less current portion	38,228	38,394
Non-current operating lease liabilities (4)	55,809	55,329
Tax Receivable Agreement liability	9,226	9,226
Other long-term liabilities	79,424	85,376
Total liabilities	1,860,315	1,672,337
Commitments and Contingencies
Class A Common Stock, $0.001 par value - 3,000,000,000 shares authorized, 52,569,898 and 52,533,388 shares issued and outstanding as of December 31, 2021 and September 30, 2021, respectively	53	53
Class B Common Stock, $0.00001 par value - 1,500,000,000 shares authorized, 234,645,219 and 233,572,370 shares issued and outstanding as of December 31, 2021 and September 30, 2021, respectively	2	2
Preferred Stock, $0.0001 par value - 1,500,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2021 and September 30, 2021	—	—
Additional paid-in capital	12,015	6,109
Accumulated other comprehensive loss	(8,942)	(9,280)
Retained earnings (deficit)	6,899	(7,646)
Total Weber Inc. equity (deficit)	10,027	(10,762)
Noncontrolling interests	(179,454)	(110,583)
Total equity (deficit)	(169,427)	(121,345)
Total liabilities and equity (deficit)	$1,690,888	$1,550,992
________________
(1)Includes related party royalty receivables of $144 and $119 at December 31, 2021 and September 30, 2021, respectively.
(2)Includes related party operating lease assets of $1,544 and $1,629 at December 31, 2021 and September 30, 2021, respectively.
(3)Includes related party operating lease liabilities of $438 and $431 at December 31, 2021 and September 30, 2021, respectively.
(4)Includes related party operating lease liabilities of $1,106 and $1,198 at December 31, 2021 and September 30, 2021, respectively.

Weber Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,
	2021	2020
Net sales (1)	$283,141	$308,878
Cost of goods sold (2)	219,128	174,073
Gross profit	64,013	134,805
Operating expenses:
Selling, general and administrative (3)(4)	148,084	114,103
Amortization of intangible assets	5,174	3,017
Gain on disposal of assets held for sale	—	(5,185)
(Loss) income from operations	(89,245)	22,870
Foreign currency loss (gain)	164	(3,507)
Interest income (5)	(230)	(179)
Interest expense	15,761	14,652
Loss from early extinguishment of debt	—	5,448
(Loss) income before taxes	(104,940)	6,456
Income tax (benefit) expense	(30,387)	166
Loss from investments in unconsolidated affiliates	—	1,405
Net (loss) income	$(74,553)	$4,885
Net loss attributable to noncontrolling interests	(91,330)	—
Net income attributable to Weber Inc.	$16,777	$4,885
Earnings (loss) per share of Class A common stock
Basic	$0.31	N/A
Diluted	$(0.19)	N/A
Weighted average shares outstanding
Basic	53,309,932	N/A
Diluted	287,955,151	N/A
________________
(1)Includes related party royalty revenue of $144 and $43 for the three months ended December 31, 2021 and 2020, respectively.
(2)Includes related party rental expense of zero and $179 for the three months ended December 31, 2021 and 2020, respectively.
(3)Includes related party rental expense of $167 and $59 for the three months ended December 31, 2021 and 2020, respectively.
(4)Includes related party royalty expense of zero and $268 for the three months ended December 31, 2021 and 2020, respectively.
(5)Includes related party interest income of $3 and $14 for the three months ended December 31, 2021 and 2020, respectively.

Weber Inc.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2021	2020
Operating activities
Net (loss) income	$(74,553)	$4,885
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Provision for depreciation	8,613	6,749
Provision for amortization of intangible assets	5,174	3,017
Provision for amortization of deferred financing costs	1,022	912
Deferred income tax expense (benefit)	340	(1,840)
Stock/unit-based compensation	25,511	3,428
Loss from investments in unconsolidated affiliates	—	1,405
Gain on disposal of assets held for sale	—	(5,185)
Loss from early extinguishment of debt	—	5,448
Changes in operating assets and liabilities
Accounts receivable	(18,345)	(41,432)
Inventories	(139,694)	(76,209)
Prepaid expenses and other current assets	(46,606)	10,408
Trade accounts payable	52,464	(34,655)
Accrued expenses	(10,554)	(22,157)
Income taxes payable	3,074	(4,580)
Other	5,661	(11,346)
Net cash used in operating activities	(187,893)	(161,152)
Investing activities
Proceeds from disposal of property, equipment and leasehold improvements	10	11,896
Additions to property, equipment and leasehold improvements	(25,876)	(4,972)
Net cash (used in) provided by investing activities	(25,866)	6,924
Financing activities
Proceeds from issuance of long-term debt	—	1,250,000
Payments for deferred financing costs	—	(26,654)
Payments for capitalized offering costs	(2,109)	—
Payments under agreement with iDevices	(52)	(58)
Interest rate swap settlement payments	(1,478)	(996)
Proceeds from contribution of capital, net	11,346	252
Repurchase of members’ interests	—	—
Dividends paid	(2,123)	—
Members’ distributions	(9,627)	(29,090)
Borrowings from revolving credit facility	203,000	—
Payments on revolving credit facility	(42,000)	—
Payments of long-term debt	(3,125)	(616,250)
Shares withheld to satisfy employee tax obligations	(351)	—
Service on financing obligation	(145)	(125)
Net cash provided by financing activities	153,336	577,079
Effect of exchange rate changes on cash and cash equivalents	(895)	(381)
(Decrease) increase in cash and cash equivalents	(61,318)	422,470
Cash and cash equivalents at beginning of period	107,517	123,792
Cash and cash equivalents at end of period	$46,199	$546,262
Supplemental disclosures of cash flow information:
Cash paid for interest	$13,311	$12,785
Cash paid for income taxes	$4,439	$4,299
Supplemental disclosures of non-cash investing information:
Property and equipment included in accounts payable and accrued expenses	$26,050	$5,805

Weber Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(dollars in thousands)
The following table reconciles (loss) income from operations to adjusted (loss) income from operations; net (loss) income to adjusted net (loss) income; net (loss) income to EBITDA; and EBITDA to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,
	2021	2020
(Loss) income from operations	$(89,245)	$22,870
Adjustments:
Foreign currency (loss) gain(1)	(164)	3,507
Stock/unit-based compensation expense	25,511	3,428
Business transformation costs (2)	7,410	871
Operational transformation costs (3)	6,648	991
Debt refinancing and IPO costs (4)	—	2,761
COVID-19 costs (5)	—	27
Gain on disposal of assets held for sale	—	(5,185)
Adjusted (loss) income from operations	$(49,840)	$29,270
Net (loss) income	$(74,553)	$4,885
Adjustments:
Stock/unit-based compensation expense	25,511	3,428
Business transformation costs(2)	7,410	871
Operational transformation costs(3)	6,648	991
Debt refinancing and IPO costs (4)	—	2,761
COVID-19 costs (5)	—	27
Loss from early extinguishment of debt	—	5,448
Gain on disposal of assets held for sale	—	(5,185)
Tax impact of adjusting items	(11,458)	(214)
Adjusted net (loss) income	$(46,442)	$13,012
Net (loss) income	$(74,553)	$4,885
Adjustments:
Interest expense, net	15,531	14,473
Income tax expense	(30,387)	166
Depreciation and amortization	13,787	9,766
EBITDA	$(75,622)	$29,290
Stock/unit-based compensation expense	25,511	3,428
Business transformation costs(2)	7,410	871
Operational transformation costs(3)	6,648	991
Debt refinancing and IPO costs (4)	—	2,761
COVID-19 costs (5)	—	27
Loss from early extinguishment of debt	—	5,448
Gain on disposal of assets held for sale	—	(5,185)
Adjusted EBITDA	$(36,053)	$37,631
______________
(1)Adjusted (loss) income from operations includes foreign currency (loss) gain in order to align adjusted (loss) income from operations with Adjusted EBITDA, with the exception of depreciation and amortization and loss from investments in unconsolidated affiliates.
(2)“Business transformation costs” are costs for business transformation initiatives that require severance or other costs to transition to a new operating model.
(3)“Operational transformation costs” are defined as restructuring and transformation initiatives related to supply chain, operational moves and startups that are designed to enable future productivity. These costs also include significant systems integration costs, as well was plant shutdown and closure costs that will drive future efficiencies.
(4)“Debt refinancing and IPO costs” are defined as certain non-capitalizable costs from the refinancing of the Company’s Secured Credit Facility and the Company's IPO.
(5)During the three months ended December 31, 2020, the Company incurred costs related to the global COVID-19 pandemic. These costs primarily resulted from the impact of enhanced employee safety and social distancing protocols.